AMENDMENT NO. 1 TO

NOTE

This AMENDMENT NO. 1 TO NOTE (this "Amendment") dated as of April 21, 2012 (the "Effective Date'') is entered into by Nyxio Technologies Corporation, a Nevada corporation (the "Company").

Recitals

WHEREAS, the Company and Chamisa Technology, LLC, a New Mexico company ("Chamisa") entered into a Note, dated March 15, 2010 (the "Note"), in the original principal amount of$81,595 in favor of Chamisa;

WHEREAS, pursuant an Agreement, dated April 20, 2012, by and between Chamisa and Michelle Nelson, an Oregon resident, (''Michelle Nelson") Chamisa assigned the Note to Michelle Nelson;

WHEREAS, the Maturity Date of the Note is March 15, 2012 (subject to extension at the option of the Holder) and as of the date hereof the Original Principal Amount remains outstanding;

WHEREAS, in consideration of the forgiveness by Michelle Nelson of $56,595 of indebtedness owed to by the Company, and extending the Maturity Date of the Note to January

15, 2013, the Company has agreed to convert the Note into a Convertible Note (the "Convertible Note") at a Conversion Price of$0.001;

WHEREAS, the parties desire that, the Note be amended to reflect (i) the Note is now a Convertible Note and (ii) that the Conversion Price (as defined in the Convertible Note) be $0.001 ; and

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

Agreement

Section 1. Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Convertible Note.

Section 2. Amendment to Note.

a) The Note is hereby amended to add the following provision:

1

"(i) "The "Maturity Date" shall be January 15, 2013, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 2) or any event that shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date."

b) The Note is hereby amended to add the following provision:

"(ii) "At the election of the Lender (or its assignee) and upon written notice to the Company, which may be made from time to time during the term of this Note, all or a portion of the outstanding balance of principal and interest under the Note may be converted into Company common stock at a price of$0.001 per share. Within three (3) days of receipt of written notice from Lender (or its assignee) of its election to convert, the Company shall deliver to the Lender (or its assignee) share certificate(s) for the number of shares of Company common stock requested to be issued in the conversion notice."

a. Exercise Limitation. Notwithstanding anything to the contrary contained herein, the number of shares of Company common stock that may be acquired by the Lender upon conversion of this Note shall be limited to the extent necessary to ensure that, following such conversion (or other issuance), the total number of shares of Company common stock then beneficially owned by Lender, its affiliates and any other persons whose beneficial ownership of Company common stock would be aggregated with the Lender's for purposes of Section 13(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), does not exceed 4.99% of the total number of issued and outstanding shares of Company common stock (including for such purpose the shares of Company common stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The Lender, upon not less than 61 days' prior notice to the Company, may increase or decrease the beneficial ownership limitations provision of this section, provided that the beneficial ownership limitation may in no event exceed 9.99% of the number of shares of the Company common stock outstanding. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The limitations contained in this paragraph shall apply to a successor holder of this

Note.

2

Section 3. Forgiveness of Debt. The Additional debt owed to Michelle Nelson is hereby forgiven and extinguished."

Section 4. Board Consent for Conversion. Any conversion of debt owed to Michelle Nelson under the Note must be approved by the Board of Directors of the Company and in the event that the Board of Directors does not approve such conversion request, the corresponding principal amount shall be due.

Section 5. Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Note, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date, all references in the Convertible Note to "this Agreement", "hereto", "hereof', "hereunder" or words of like import referring to the Original Agreement shall mean the Note as amended by this Amendment. Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Note and this Amendment, the provisions of this Amendment shall control and be binding.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to a Convertible Note to be executed as of the date first written above by their respective officers thereunto duly authorized.

3

NYXIO TECHNOLOGIES CORPORATION

By: /s/ Mirjam Metcalf

Name: Mirjam Metcalf

Title: Chief Financial Officer,

Treasurer and Secretary

Acknowledged and Accepted as of

the date first written above:

Michelle Nelson

By: /s/ Michelle Nelson

Name: Michelle Nelson

[Signature Page to the Amendment No. 1]

4